CONSENT OF COUNSEL

          We hereby consent to the use of our name and to the reference to our firm under the caption “Trust Counsel” included in or made a part of Post-Effective Amendment No. 83 to the Registration Statement of JPMorgan Trust I on Form N-1A (Nos. 333-103022 and 0811-21295) under the Securities Act of 1933, as amended.

/s/ Ropes & Gray LLP
ROPES & GRAY LLP

Washington, D.C.
February 26, 2009